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                                                                    EXHIBIT 99.1


[COMPANY LETTERHEAD]                     NEWS
NORTHERN BORDER                                            13710 FNB Parkway
PIPELINE COMPANY                         RELEASE           Omaha, NE 68154-5200
Northern Plains Natural
Gas Company, Operator                    For Further Information
                                         Contact:

                                         Media Contact:
                                         Martha Sumner-Kenney
                                         (402) 492-3401

                                         Investor Contact:
                                         Ellen Konsdorf
                                         (402) 492-7500


NORTHERN BORDER PIPELINE COMPANY CAPACITY NEARLY SOLD OUT
---------------------------------------------------------

FOR IMMEDIATE RELEASE: TUESDAY, JULY 15, 2003

         OMAHA - (NYSE: NBP; NASDAQ: TCLP) - Northern Border Pipeline Company announced today that it has made further progress in recontracting and has now nearly sold out the long-haul firm capacity on its pipeline system. The additional capacity commitments are at the maximum transportation rates with terms of one to two years.

          "We are very pleased to have essentially sold out this capacity," said Bill Cordes, chairman of the Northern Border Pipeline Management Committee. "We began the year with about 40% of our capacity expiring prior to November 1 of this year and, currently, less than 1% remains available. Recontracting this capacity at maximum rates reaffirms the value of holding space on our pipeline."

         Northern Border also announced that Cargill, Incorporated has finalized the assignment of all of the firm transportation capacity formerly held by Mirant Americas Energy Marketing, LP, which is approximately 10% of the pipeline's firm capacity and extends for terms into 2006 and 2008. Additionally, Cargill assumed the management services of Pan-Alberta Gas, Ltd. previously performed by Mirant.

         Northern Border Pipeline Company is a general partnership that owns and operates a 1,249-mile interstate pipeline that transported approximately 20 percent of all Canadian gas imported into the United States in 2002. Northern Border Partners, L.P. (NYSE:NBP) owns a 70 percent general partner interest in Northern Border Pipeline Company. The remaining 30 percent general partner interest is owned by TC PipeLines, LP (Nasdaq: TCLP).

THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. ALTHOUGH THE COMPANY BELIEVES THAT ITS EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS INCLUDE NATURAL GAS DEVELOPMENT IN THE WESTERN CANADIAN SEDIMENTARY BASIN; COMPETITIVE CONDITIONS IN THE OVERALL NATURAL GAS MARKETS; PERFORMANCE OF CONTRACTUAL OBLIGATIONS BY THE SHIPPERS; OUR ABILITY TO MARKET PIPELINE CAPACITY ON FAVORABLE TERMS; AND THE PRICE OF NATURAL GAS.